U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 30, 2005

                      URBAN TELEVISION NETWORK CORPORATION
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             (Exact Name of registrant as specified in its Charter)

        Nevada                   33-58972                    22-2800078
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(State of Incorporation)  Commission File No.   IRS Employer Identification No.)


2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, (   817   )      303       -      7449
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                     (Registrant's former name and address)






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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2005, we entered into a Stock/Commodity Exchange Agreement with Geotec Thermal Generators, Inc., a Florida corporation that maintains its principal place of business at 110 East Atlantic Avenue, Suite 200, Delray Beach, FL 33444.

The Company acquired two hundred thousand tons of mined coal with a minimum appraisal of $4.6 million in exchange for one hundred thousand preferred shares of URBT (the "Preferred Shares" or "Securities") with a stated value, and convertible to $4.6 million worth of common stock of the Company (the "Common Shares").

URBT principal and CEO and Miles Investment Group, LLC, President and General Manager, Jacob R. Miles, III, has advised the Parties that Miles Investment Group, LLC will be providing URBT with a sufficient number of Common Shares to facilitate fulfillment of the conversion obligation of URBT set forth herein.

The proposed use of proceeds raised from the Company's exchange of the Shares for the coal is for the Company to build URBT's working capital and asset value.

Item 9.01 Financial Statements and Exhibits


(c)      Exhibits

Exhibit No.       Description
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11.1              CONFIDENTIAL PRIVATE STOCK/COMMODITY EXCHANGE AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urban Television Network Corporation

Dated: October 4, 2005
                                             /s/ Randy Moseley
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                                            By: Randy Moseley
                                            Title: Chief Financial Officer